SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 6, 1997


                         ENHANCED SERVICES COMPANY, INC.
               (Exact name of registrant as specified in charter)

   Colorado                          0-24256                     76-0462973
(State or other                   (Commission                  (IRS Employer
 jurisdiction of                  File Number)               Identification No.)
 incorporation)

              16000 Barkers Point Lane, Houston, Texas         77079
              (Address of principal executive offices)       (zip code)

Registrant's telephone number, including area code 281-566-5051

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On August 6, 1997, the Company sold its office building in Houston, TX, to Barker's Point, Ltd. for $1,750,000 and entered into a 36 month lease with the purchaser for the 14,478 square feet it presently occupies in the building at an initial monthly rental of $12,668. On closing of the sale, $614,000 of the purchase price was applied to discharge the note secured by a mortgage on the building, $152,000 was deposited for a portion of the Company's lease obligation through August, 2000, $120,000 was applied to pay expenses related to the sale, and the net balance, $864,000, was received by the Company. The consideration paid for the building was determined in arms' length negotiations with its purchaser, with whom neither the Company nor any of its affiliates, directors, officers, or associate of any such director or officer had any material relationship.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(b)  PRO FORMA FINANCIAL INFORMATION.

      If the Company had closed the sale of its building in Houston and leased a portion of the building on the terms set forth in Exhibit 10(i)(C) hereto and summarized in Item 2 hereof at the beginning of its current fiscal year, December 1, 1996, on a PRO FORMA basis:

      (a) its income statement for its first two fiscal quarters ended May 31, 1997 would, after PRO FORMA adjustments giving effect to the gain on the sale, interest income on the net balance received on the sale and the rent deposit, lease expenses for rental of space in the building previously owned, and the elimination of depreciation and other ownership expenses of the building, have shown non-recurring net income of approximately $826,925 from such adjustments, resulting in PRO FORMA net income of approximately $375,548 for the two fiscal quarters, from an actual loss of $337,998 for such six month period, and

      (b) its balance sheet as of the end of said two fiscal quarters, May 31, 1997, would, after giving effect to such PRO FORMA adjustments, have shown
      (i) an increase of cash and equivalents of $849,600, from $307,858 to $1,157,458, (ii) a pre-paid lease deposit asset of $152,000, (iii) a decrease in fixed assets of $734,057, from $1,262,878 to $528,821, (iv) a decrease in current liabilities representing the current portion of its mortgage debt of $9,700, (v) a decrease in the long-term mortgage debt of $598,114, and (vi) an increase in net worth of approximately $826,925, from an actual net worth of $2,070,360 to a PRO FORMA net worth of approximately $2,897,285.

(c)  EXHIBITS.

      Exhibit 10(i)(c). Agreement  between the Company and Trinity  Hope,
                        Inc. or its assignee and, dated May 20, 1997, for the sale of the Company's office building in Houston, TX. The contract was subsequently assigned to Barkers Point, LTD.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ENHANCED SERVICES COMPANY, INC.
                                            (Registered)

Date:  August 21, 1997            By /s/ ROBERT SMITH
                                     Robert Smith, Treasurer (CFO)